Exhibit 10.1

SEVENTH AMENDMENT
TO
MASTER REPURCHASE AGREEMENT

SEVENTH AMENDMENT, dated as of June 21, 2013 (the “Amendment”), to the Master Repurchase Agreement dated as of December 3, 2010, as amended by that certain First Amendment to Master Repurchase Agreement dated as of April 8, 2011, as further amended by that certain Second Amendment to Master Repurchase Agreement dated as of June 30, 2011, as further amended by that certain Third Amendment to Master Repurchase Agreement dated as of April 13, 2012, as further amended by that certain letter dated April 27, 2012, as further amended by that certain Fourth Amendment to Master Repurchase Agreement dated as of June 29, 2012, as further amended by that certain Fifth Amendment to Master Repurchase Agreement dated as of October 26, 2012, and as further amended by that certain Sixth Amendment to Master Repurchase Agreement dated as of February 8, 2013 (the “Existing Master Repurchase Agreement”), by and among EXCEL MORTGAGE SERVICING, INC., a California corporation, with an address at 19500 Jamboree Road #400, Irvine, California 92612, as a seller (“Excel”), AMERIHOME MORTGAGE CORPORATION, a Michigan corporation, with an address at 2141 W. Bristol Road, Flint, Michigan 48507, as a seller (“AmeriHome”) (Excel and AmeriHome are individually and collectively referred to herein as “Seller”), and CUSTOMERS BANK, a Pennsylvania state-chartered bank, with an address at 99 Bridge Street, Phoenixville, Pennsylvania 19460 (the “Buyer”).

RECITALS

The Seller has requested the Buyer to agree to amend the Existing Master Repurchase Agreement as set forth in this Amendment.  The Buyer is willing to agree to such amendment, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

ARTICLE I
DEFINITIONS

Definitions.  Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Master Repurchase Agreement.

ARTICLE II
AMENDMENT

1.                                      The following definitions contained in Section 1 (Definitions) of the Existing Master Repurchase Agreement are hereby deleted and replaced in their entirety by the following:

“Maximum Aggregate Purchase Price” means Seventy Five Million and 00/100 Dollars ($75,000,000.00).

“Pricing Rate” for all Mortgage Loans except High LTV Mortgage Loans, Aged Mortgage Loans and GNMA Repurchased Mortgage Loans, means LIBOR plus:

(1)                                 3.5% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 4.5% with respect to Transactions from the forty-fifth (45th) day to the seventy-fourth (74th) day from the Purchase Date;

(3)                                 5.5% with respect to Transactions from the seventy-fifth (75th) day to the eighty-ninth (89th) day from the Purchase Date;

(4)                                 6.5% with respect to Transactions from the ninetieth (90th) day from the Purchase Date;

(5)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

“Pricing Rate” for High LTV Mortgage Loans means LIBOR plus:

(1)                                 3.75% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 4.75% with respect to Transactions from the forty-fifth (45th) day to the fifty-ninth (59th) day from the Purchase Date;

(3)                                 5.75% with respect to Transactions from the sixtieth (60th) day from the Purchase Date;

(4)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

“Pricing Rate” for Aged Mortgage Loans means LIBOR plus:

(1)                                 4.25% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 5.25% with respect to Transactions from forty-fifth (45th) day to the seventy-fourth (74th) day from the Purchase Date;

(3)                                 6.25% with respect to Transactions from the seventy-fifth (75th) day to the eighty-ninth (89th) day from the Purchase Date;

(4)                                 7.25% with respect to Transactions from the ninetieth (90th) day from the Purchase Date;

(5)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

“Pricing Rate” for all GNMA Repurchased Mortgage Loans, means LIBOR plus:

(1)                                 3.75% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 4.75% with respect to Transactions from the forty-fifth (45th) day to the seventy-fourth (74th) day from the Purchase Date;

(3)                                 5.75% with respect to Transactions from the seventy-fifth (75th) day to the eighty-ninth (89th) day from the Purchase Date;

(4)                                 6.75% with respect to Transactions from the ninetieth (90th) day from the Purchase Date;

(5)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

The Pricing Rate shall change in accordance with LIBOR.

“Purchase Price” means on each Purchase Date, the price at which Mortgage Loans are transferred by Seller to Buyer.  The Purchase Price Percentage shall be applied against the unpaid principal amount of the Mortgage Loan to determine the Purchase Price.

“Purchase Price Percentage” means, with respect to each Mortgage Loan except High LTV Mortgage Loans and Aged Mortgage Loans, ninety-eight percent (98%); for High LTV Mortgage Loans, ninety-six (96%); and for Aged Mortgage Loans, ninety-five percent (95%).

“Termination Date” means June 20, 2014, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

2.                                      The following new definitions are hereby added to Section 1 (Definitions) of the Existing Master Repurchase Agreement:

“Aged Mortgage Loan” means a Mortgage Loan that was originated more than thirty (30) days but less than one hundred eighty (180) days prior to the Purchase Date.

“High LTV Mortgage Loan” means a Mortgage Loan that has a loan-to-value ratio greater than one hundred percent (100%) and is underwritten pursuant to and in compliance with an Agency Program that permits loan-to-value ratios greater than one hundred percent (100%).

“GNMA Repurchased Mortgage Loan” means a Mortgage Loan being modified by Seller after it has been repurchased by Seller from a pool of mortgage loans securing a GNMA guaranteed mortgage-backed security.

3.                                      Section 3(g) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(g)                                  On the Repurchase Date, Seller shall pay to Buyer a fee of Seventy Five and 00/100 Dollars ($75) per loan for each Mortgage Loan except for Aged Mortgage Loans purchased pursuant to this Agreement.  For Aged Mortgage Loans, Seller shall pay to Buyer a fee of One Hundred Fifty and 00/100 Dollars ($150) per loan for each Aged Mortgage Loan purchased pursuant to this Agreement.

4.                                      Section 3(o) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(o)                                 On a monthly basis and on the Termination Date, Buyer shall determine the average monthly utilization during the preceding month (or with respect to the Termination Date, during the period from the date through which the last non-utilization fee calculation has been made to the Termination Date by Seller) by dividing (a) the sum of the Purchase Prices outstanding on each day during such period, by (b) the number of days in such period.  If such average amount determined for any period as a percentage of the Maximum Aggregate Purchase Price (the “Utilization Percentage”) is less than fifty percent (50%), Seller shall pay to Buyer, within one (1) Business Day after receiving notice from Buyer of the amount thereof, a non-utilization fee equal to the product of (i) 0.25%, times (ii) the Maximum Aggregate Purchase Price, times (iii) 1 minus the Utilization Percentage (the “Non-Utilization Fee”), (iv) divided by 12.  The fee shall be prorated for the month of the Termination Date, if the Termination Date does not occur on the last day of such month.  If the Utilization Percentage in any period is greater than or equal to fifty percent (50%), Buyer shall not be paid a Non-Utilization Fee for that period.  All payments shall be made to Buyer in dollars, in immediately available funds, without deduction, setoff or counterclaim by the twentieth (20th) day of such month.  Buyer may not net such Non-Utilization Fee from the proceeds of any Purchase Price due to Seller.

5.                                      Section 3(r) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(r)                                    On a monthly basis the Buyer shall determine the Average Outstanding Balance during the preceding month.  If the Average Outstanding Balance is greater than Twenty Million and 00/100 Dollars ($20,000,000) but less than or equal to Thirty Million and 00/100 Dollars ($30,000,000), Buyer shall pay Seller a Price Differential rebate equal to the product of (i) such Average Outstanding Balance, times (ii) 25 basis points (0.25%), divided by (iii) twelve (12).  If the Average Outstanding Balance is greater than Thirty Million and 00/100 Dollars ($30,000,000) but less than or equal to Fifty Five Million and 00/100 Dollars ($55,000,000), Buyer shall pay Seller a Price Differential rebate equal to the product of (i) such Average Outstanding Balance, times (ii) 37.5 basis points (0.375%), divided by (iii) twelve (12).  If the Average Outstanding Balance is greater than Fifty Five Million and 00/100 Dollars ($55,000,000), Buyer shall pay Seller a Price Differential rebate equal to the product of (i) such Average Outstanding Balance, times (ii) 50 basis points (0.50%), divided by (iii) twelve (12).  Such rebate shall be paid by Buyer to Seller by the twentieth (20th) day of the month of such calculation.

6.                                      A new Section 5(b)(9) is hereby added to the Existing Master Repurchase Agreement as follows:

(9)                                 For Aged Mortgage Loans, Buyer must receive the original Note and payment history on such Aged Mortgage Loan which must be satisfactory to Buyer in its sole discretion.

7.                                      A new Section 5(b)(10) is hereby added to the Existing Master Repurchase Agreement as follows:

(10)                          The total outstanding principal balance of all High LTV Mortgage Loans owned by Buyer after such purchase shall not exceed twenty five percent (25%) of the Maximum Aggregate Purchase Price.

8.                                      A new Section 5(b)(11) is hereby added to the Existing Master Repurchase Agreement as follows:

(11)                          The total outstanding principal balance of all Aged Mortgage Loans owned by Buyer after such purchase shall not exceed forty percent (40%) of the Maximum Aggregate Purchase Price.

9.                                      A new Section 5(b)(12) is hereby added to the Existing Master Repurchase Agreement as follows:

(12)                          The total outstanding principal balance of all GNMA Repurchased Mortgage Loans owned by Buyer after such purchase shall not exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).

10.                               Section 6(k) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(k)                                 Minimum Maintenance Account Balance.  Seller authorizes Buyer to open at Buyer a maintenance account in Seller’s name. Seller authorizes all Warehouse Lending officers of Buyer as the sole signatories on such maintenance account to conduct transactions in the maintenance account.  Seller shall deposit and maintain in the maintenance account at all times during the term of this Agreement a Minimum Maintenance Account Balance of at least three quarters of one percent (0.75%) of the Maximum Aggregate Purchase Price.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

All representations and warranties contained in the Existing Master Repurchase Agreement are true and correct as of the date of this Amendment (except to the extent that any of such representations and warranties expressly relate to an earlier date).

ARTICLE IV
MISCELLANEOUS

1.                                      Ratification.  Except as expressly affected by the provisions hereof, the Existing Master Repurchase Agreement, as amended, shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto.  On and after the date hereof, each reference in the Existing Master Repurchase Agreement to “the Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

2.                                      Limited Scope.  This Amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights of the Buyer and the Seller under the Existing Master Repurchase Agreement.

3.                                      Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.                                      Caption.  The captions in the Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

6.                                      Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ATTEST:		CUSTOMERS BANK

By:	/s/ J. Christopher Black	By:	/s/ Glenn Hedde
Name:	J. Christopher Black	Name:	Glenn Hedde
Title:	Senior Vice President	Title:	President, Warehouse Lending

ATTEST:		EXCEL MORTGAGE SERVICING, INC.

By:	/s/ Ron Morrison	By:	/s/ Todd Taylor
Name:	Ron Morrison	Name:	Todd Taylor
Title:	Executive Vice President & General Counsel	Title:	Chief Financial Officer

ATTEST:		AMERIHOME MORTGAGE CORPORATION

By:	/s/ Ron Morrison	By:	/s/ Todd Taylor
Name:	Ron Morrison	Name:	Todd Taylor
Title:	Executive Vice President & General Counsel	Title:	Chief Financial Officer

Signature Page to Seventh Amendment to Master Repurchase Agreement